UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. )

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PHASE FORWARD INCORPORATED
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Filed by Phase Forward Incorporated

Pursuant to Rule 14a-12 under the Securities Exchange Act of 1934

Subject Company: Phase Forward Incorporated

Commission File No.: 000-50839

Hello Everyone,

While we continue to operate in a “business as usual” manner, many employees have asked about the timing of the merger with Oracle.  Although we are unable to predict with certainty the date of closing, it is generally determined by the outcome of two important processes.  One is the approval of the proposed merger by the US Department of Justice (DOJ) and the other is a majority vote in favor of the proposed merger by our stockholders.  The affirmative conclusion of these two processes would provide the opportunity to close the merger, resulting in a change-in-control of ownership of Phase Forward.

We have scheduled a special stockholder meeting to be held on June 22, 2010.  The sole purpose of this meeting is to vote on whether to adopt the proposed merger agreement between us and Oracle.

The antitrust review being conducted by the DOJ is ongoing, but the DOJ does not provide a timeline for conclusion of its review.  We are therefore unable to predict when the review will be completed.  If the DOJ has not completed its review by the time of the stockholder meeting, the merger will wait until we have satisfactorily addressed all their questions and any objections they may raise.

As you can see, we can’t predict the conclusion for the proposed merger.  This is why it is important for all of us to be focused on proceeding with “business as usual”.  We are still competing for new business, our customers are still bringing trials online and we have hundreds of trials currently underway that need our support.  There is no more important focus we can have than to ensure we continue to deliver on our commitments to customers.

If you have any questions please let us know through the PF Web page.

Best,
Russ

ADDITIONAL INFORMATION AND WHERE TO FIND IT

Phase Forward Incorporated (“Phase Forward”) has filed with the Securities and Exchange Commission (the “SEC”) a definitive proxy statement in connection with the proposed merger with Pine Acquisition Corporation, pursuant to which Phase Forward would be acquired by Oracle Corporation (“Oracle”) (the “Merger”).  This communication may be deemed to be solicitation material in respect of the Merger.  Investors and security holders of Phase Forward are urged to read the proxy statement and the other relevant materials (when they become available) because they contain important information about Phase Forward, Oracle and the proposed transaction. The proxy statement and the other relevant materials (when they become available), and any and all documents filed by Phase Forward with the SEC, may be obtained free of charge at the SEC’s website at www.sec.gov. In addition, investors and security holders may obtain free copies of the documents filed with the SEC by Phase Forward by directing a written request to Phase Forward Incorporated, 77 Fourth Avenue, Waltham, Massachusetts 02451, Attention: Investor Relations.  INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE PROXY STATEMENT AND THE OTHER RELEVANT MATERIALS (WHEN THEY BECOME AVAILABLE) BEFORE MAKING ANY VOTING OR INVESTMENT DECISION WITH RESPECT TO THE PROPOSED TRANSACTIONS.

Phase Forward and its directors and executive officers may be deemed to be participants in the solicitation of proxies from the security holders of Phase Forward in connection with the proposed Merger. Information about those executive officers and directors of Phase Forward and their ownership of Phase Forward common stock is set forth in the definitive proxy statement related to the proposed Merger and the proxy statement for Phase Forward’s 2010 Annual Meeting of Stockholders, which was filed with the SEC on March 19, 2010, and is supplemented by other public filings made, and to be made, with the SEC by Phase Forward. Investors and security holders may obtain additional information regarding the direct and indirect interests of Phase Forward, Oracle and their respective executive officers and directors in the Merger by reading the proxy statement and other public filings referred to above.

SAFE HARBOR FOR FORWARD-LOOKING STATEMENTS

Certain items in this document may constitute forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements involved certain risks and uncertainties that could cause actual results to differ materially from those indicated in such forward-looking statements, including, but not limited to, the ability to complete the Merger in light of the various closing conditions, including those conditions related to regulatory approvals, the ability of the parties to consummate the proposed Merger; the impact of the announcement or the closing of the Merger on Phase Forward’s relationships with its employees, existing customers or potential future customers; the ability of Oracle to successfully integrate Phase Forward’s operations and employees; the ability to realize anticipated synergies and costs savings of the proposed Merger; and such other risks detailed in the definitive proxy statement related to the proposed Merger, Phase Forward’s Annual Report on Form 10-K filed with the SEC on February 26, 2010 and other reports filed with the SEC.

In addition, the statements in this document reflect the expectations and beliefs of Phase Forward and/or Oracle as of the date of this document.  Phase Forward and Oracle anticipate that subsequent events and developments will cause their expectations and beliefs to change.  However, while Phase Forward and Oracle may elect to update these forward-looking statements publicly in the future, they specifically disclaim any obligation to do so.  The forward-looking statements of Phase Forward and/or Oracle do not reflect the potential impact of any future dispositions or strategic transactions, including the Merger, that may be undertaken.  These forward-looking statements should not be relied upon as representing Phase Forward’s or Oracle’s views as of any date after the date of this document.